                         AGREEMENT AND PLAN OF MERGER
                                  by and among

                            BERKSHIRE HATHAWAY INC.

                              J ACQUISITION CORP.

                                      and

                            JUSTIN INDUSTRIES, INC.

                                 June 19, 2000

                               TABLE OF CONTENTS

                                                                                               Page

                                   ARTICLE I
                              THE OFFER AND MERGER

Section 1.1            The Offer...............................................................  2
Section 1.2            Company Actions.........................................................  3
Section 1.3            Directors...............................................................  5
Section 1.4            The Merger..............................................................  6
Section 1.5            Effective Time..........................................................  6
Section 1.6            Closing.................................................................  6
Section 1.7            Directors and Officers of the Surviving Corporation.....................  6
Section 1.8            Stockholders' Meeting...................................................  7
Section 1.9            Merger Without Meeting of Stockholders..................................  7

                                   ARTICLE II
                            CONVERSION OF SECURITIES

Section 2.1            Conversion of Capital Stock.............................................  7
Section 2.2            Exchange of Certificates................................................  8
Section 2.3            Dissenting Shares....................................................... 10
Section 2.4            Company Option Plans.................................................... 10

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 3.1            Corporate Organization.................................................. 11
Section 3.2            Capitalization.......................................................... 12
Section 3.3            Authority............................................................... 13
Section 3.4            Consents and Approvals; No Violations................................... 13
Section 3.5            SEC Documents; Undisclosed Liabilities.................................. 14
Section 3.6            Broker's Fees........................................................... 15
Section 3.7            Absence of Certain Changes or Events.................................... 15
Section 3.8            Legal Proceedings....................................................... 15
Section 3.9            Compliance with Applicable Law.......................................... 15
Section 3.10           Company Information..................................................... 16
Section 3.11           Opinion of Financial Advisor............................................ 16
Section 3.12           Employee Matters........................................................ 16
Section 3.13           Environmental Matters................................................... 17
Section 3.14           Takeover Statutes....................................................... 17
Section 3.15           Rights Agreement........................................................ 17
Section 3.16           Properties.............................................................. 18
Section 3.17           Tax Returns and Tax Payments............................................ 18
Section 3.18           Intellectual Property................................................... 19



                                   ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF  PARENT AND PURCHASER

Section 4.1            Corporate Organization.................................................. 19

                               TABLE OF CONTENTS
                                  (continued)

                                                                                               Page
Section 4.2            Authority............................................................... 20
Section 4.3            Consents and Approvals: No Violation.................................... 20
Section 4.4            Broker's Fees........................................................... 21
Section 4.5            Purchaser's Operation................................................... 21
Section 4.6            Parent or Purchaser Information......................................... 21
Section 4.7            Financing............................................................... 21
Section 4.8            Stock Ownership......................................................... 21
Section 4.9            Purchaser Capitalization................................................ 21

                                   ARTICLE V
                                   COVENANTS

Section 5.1            Conduct of Businesses Prior to the Effective Time....................... 22
Section 5.2            No Solicitation......................................................... 23
Section 5.3            Publicity............................................................... 25
Section 5.4            Notification of Certain Matters......................................... 26
Section 5.5            Access to Information................................................... 26
Section 5.6            Further Assurances...................................................... 27
Section 5.7            Employee Matters........................................................ 27
Section 5.8            Indemnification......................................................... 28
Section 5.9            Additional Agreements................................................... 29

                                   ARTICLE VI
                                   CONDITIONS

Section 6.1            Conditions to Each Party's Obligation To Effect the Merger.............. 29
Section 6.2            Conditions to Obligations of Parent and Purchaser to Effect
                       the Merger.............................................................. 30

                                  ARTICLE VII
                                  TERMINATION

Section 7.1            Termination............................................................. 30
Section 7.2            Effect of Termination................................................... 32
Section 7.3            Termination Fee; Expenses............................................... 32

                                  ARTICLE VIII
                                 MISCELLANEOUS

Section 8.1            Amendment and Modification.............................................. 33
Section 8.2            Extension; Waiver....................................................... 33
Section 8.3            Nonsurvival of Representations.......................................... 33
                       and Warranties
Section 8.4            Notices................................................................. 33
Section 8.5            Counterparts............................................................ 34
Section 8.6            Entire Agreement; Third Party........................................... 34
                       Beneficiaries
Section 8.7            Severability............................................................ 35
Section 8.8            Governing Law........................................................... 35
Section 8.9            Assignment.............................................................. 35
Section 8.10           Headings................................................................ 35

                               TABLE OF CONTENTS
                                  (continued)

                                                                                               Page
Section 8.11           Enforcement..............................................................  35

Exhibit A:  Shareholders Agreement

            Schedules to this Agreement and Plan of Merger are omitted. Such schedules identify matters related to representations and warranties by the Company regarding required third party consents, investment banking arrangements, legal proceedings, employee matters, environmental matters, tax returns, and intellectual property.

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

          AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of June 19, 2000, by and among Berkshire Hathaway Inc., a Delaware corporation ("Parent"), J Acquisition Corp., a Texas corporation and a wholly owned subsidiary of Parent (the "Purchaser"), and Justin Industries, Inc., a Texas corporation (the "Company").

          WHEREAS, the Board of Directors of Parent, the Board of Directors of Purchaser, and the Board of Directors of the Company have approved, and determined that it is in the best interests of their respective companies and stockholders to consummate, the transactions provided for herein; and

          WHEREAS, Parent and Purchaser have proposed acquiring all of the outstanding shares of Common Stock, par value $2.50 per share, of the Company (the "Shares" or the "Company Common Stock") together with the associated rights to purchase Company Common Stock (the "Rights") issued pursuant to the Rights Agreement dated as of October 6, 1989, as amended (the "Rights Agreement") between the Company and The Bank of New York, as Rights Agent thereunder, at a price of $22.00 per Share in cash; and

          WHEREAS, the Company, Parent and Purchaser desire to make certain representations, warranties, covenants and agreements in connection with the Offer (as defined herein) and the Merger (as defined herein); and

          WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to Parent's and Purchaser's willingness to enter into this Agreement, Parent and Purchaser have entered into a Stockholder Agreement, dated as of the date hereof, the form of which is attached as Exhibit A hereto (the "Stockholder Agreement"), with the stockholder named therein (the "Stockholder"), pursuant to which the Stockholder has, among other things, (1) agreed to tender all Shares (including Shares to be acquired upon conversion of the Series Two Convertible Voting Preferred Stock, par value $2.50 per share, of the Company (the "Company Preferred Stock" and collectively with the Company Common Stock, the "Company Stock") owned by the Stockholder pursuant to the Offer, (2) granted to Parent an option to purchase all of the Shares owned by the Stockholder, and (3) agreed to vote all Shares beneficially owned by the Stockholder in favor of the Merger and this Agreement and against any Takeover Proposal (as defined herein), in each case subject to and on the conditions set forth therein.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                              THE OFFER AND MERGER

          Section 1.1  The Offer.
                       ---------
                 (a) Provided this Agreement shall not have been terminated in accordance with Section 7.1, as promptly as practicable (but in no event later than seven (7) business days after the public announcement of the execution hereof), the Purchaser shall, and Parent shall cause Purchaser to, commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") ) an offer (the "Offer") to purchase for cash all of the Shares (and associated Rights) at a price of $22.00 per Share, net to the seller in cash (such price, or such higher price per Share as may be paid in the Offer, being referred to herein as the "Offer Price"), subject only to the conditions set forth in Annex A hereto; provided, however, that Parent may
                                        --------  -------
designate another wholly owned, direct or indirect subsidiary of Parent as the bidder (within the meaning of Rule 14d-1(g) under the Exchange Act) in the Offer, in which case reference herein to Purchaser shall be deemed to apply to such subsidiary, as appropriate. The Company shall not tender Shares held by it or by any of its subsidiaries pursuant to the Offer. The Purchaser shall, and Parent shall cause the Purchaser to, on the terms and subject to the prior satisfaction or waiver of the conditions to the Offer, accept for payment and pay for Shares tendered as soon as it is legally permitted to do so under applicable law.

                 (b) The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") containing the terms set forth in this Agreement and only the conditions set forth in Annex A hereto and providing for an initial expiration date (the "Expiration Date") of twenty (20) business days (as defined in Rule 14d-1 under the Exchange Act) from the date of commencement. The Purchaser shall not, and Parent shall cause the Purchaser not to, decrease the Offer Price or decrease the number of Shares sought, amend the conditions to the Offer set forth in Annex A or impose conditions to the Offer in addition to those set forth in Annex A, without the prior written consent of the Company. The Purchaser may, without the consent of the Company, (A) extend the Offer for the shortest time periods which it reasonably believes are necessary, but in no event more than an additional forty (40) days, in one or more periods of not more than ten (10) business days, if Parent and Purchaser are not in material breach of this Agreement and if any condition to the Offer is not satisfied or waived and such condition is reasonably capable of being satisfied and (B) if, on the Expiration Date, the Shares validly tendered and not withdrawn pursuant to the Offer equal at least seventy-five percent (75%) of the outstanding Shares but less than ninety percent (90%) of the outstanding Shares (on a fully diluted basis, as such term is defined in Annex A), extend the Offer on one occasion for up to ten (10) business days notwithstanding that all the conditions to the Offer have been satisfied so long as Purchaser irrevocably waives the satisfaction of any of the conditions to the Offer (other than in the case of paragraph (a) of Annex A hereto the occurrence of any statute, rule, regulation, judgment, order or preliminary or permanent injunction making illegal or prohibiting the consummation of the Offer) that subsequently may not be satisfied during any such extension of the Offer. In addition, the Offer Price may be increased and the Offer may be extended to the extent required by law in connection with such increase, in each case without the consent of the Company.

                 (c) On the date the Offer is commenced, Parent and Purchaser shall file with the United States Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule TO with respect to the Offer (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule TO"). The Schedule TO shall contain or shall incorporate by reference the Offer to Purchase and a form of letter of transmittal and summary advertisement (the Schedule TO, the Offer to Purchase and related letter of transmittal and related summary advertisement, together with any amendments and supplements thereto, collectively the "Offer Documents"). The Offer Documents shall comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or the Purchaser with respect to information supplied by the Company for inclusion in the Offer Documents. Each of Parent and Purchaser shall further take all steps necessary to cause the Offer Documents to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Each of Parent and Purchaser, on the one hand, and the Company, on the other hand, shall promptly correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false and misleading in any material respect and the Purchaser further shall take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given an opportunity to review and comment upon the Schedule TO (and shall provide any comments thereon as soon as practicable) prior to the filing thereof with the SEC. In addition, Parent shall, and shall cause the Purchaser to, provide the Company and its counsel in writing with any comments that Parent, Purchaser or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after receipt of such comments and with copies of any written responses and telephonic notification of any verbal responses by Parent, Purchaser or their counsel.

                 (d) Parent shall provide or cause to be provided to Purchaser all of the funds necessary to purchase any Shares that Purchaser becomes obligated to purchase pursuant to the Offer.

          Section 1.2  Company Actions.
                       ---------------
                 (a) The Company hereby approves of and consents to the Offer and represents that its Board of Directors, at a meeting duly called and held, has (i) approved this Agreement (including all terms and conditions set forth herein) and the transactions contemplated hereby, including the Offer and the Merger (as defined in Section 1.4) (collectively, the "Transactions"), determined that the Merger is advisable and that the terms of the Offer and the Merger are fair to, and in the best interests of, the Company's stockholders and recommended that the Company's stockholders accept the Offer, tender their Shares thereunder to the Purchaser and approve and adopt this Agreement and the Merger; provided, that such recommendation may be withdrawn, modified or amended
        --------
as provided in Section 5.2(b).  The

Company hereby consents to the inclusion in the Offer Documents of the recommendation of its Board of Directors described in the immediately preceding sentence.

                 (b) Concurrently with the commencement of the Offer or as promptly thereafter as practicable, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-9") which shall contain the recommendation referred to in Section
1.2 (a) hereof unless such recommendation has been withdrawn, or as such recommendation has been modified or amended, in each case in accordance with the provisions of this Agreement. The Schedule 14D-9 shall comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or the Purchaser for inclusion in the Schedule 14D-9. The Company further shall take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws, and shall mail such Schedule 14D-9 to the stockholders of the Company promptly after commencement of the Offer, together with the initial mailing of the Offer to Purchase. Each of the Company, on the one hand, and Parent and Purchaser, on the other hand, shall promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false and misleading in any material respect and the Company further shall take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Parent, the Purchaser and their counsel shall be given an opportunity to review and comment upon the Schedule 14D-9 (and shall provide any comments thereon as soon as practicable) prior to the filing thereof with the SEC. In addition, the Company shall provide Parent, the Purchaser and their counsel in writing with any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after receipt of such comments and with copies of any written responses and telephonic notification of any verbal responses by the Company or its counsel.

                 (c) In connection with the Offer, the Company shall promptly furnish or cause to be furnished to the Purchaser mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of the Shares as of a recent date, and shall promptly furnish Parent with such additional information, including updated lists of stockholders, mailing labels and security position listings, and such other information and assistance as the Purchaser or its agents may reasonably request in communicating the Offer to the stockholders of the Company. Except for such steps as are necessary to disseminate the Offer Documents and subject to the requirements of applicable law, Parent shall, and shall cause the Purchaser and each of their affiliates, associates, employees, agents and advisors to, hold in confidence the information contained in any of such labels and lists and the additional information referred to in the preceding sentence, shall use such information only in connection with the Offer and Merger, and, if this Agreement is terminated, shall promptly deliver or cause to be delivered to the Company all copies of such information then in its possession or control or the possession or control of its agents or representatives.

          Section 1.3  Directors.  Promptly upon the purchase by Purchaser of
                       ---------
Shares pursuant to the Offer, and from time to time thereafter as Shares are acquired by Purchaser, Parent or their affiliates, Purchaser shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors of the Company as will give Purchaser, subject to compliance with Section 14(f) of the Exchange Act, representation on the Board of Directors of the Company equal to that number of directors which equals the product of the total number of directors on the Board of Directors of the Company (giving effect to the directors appointed or elected pursuant to this sentence and including current directors serving as officers of the Company) multiplied by the percentage that the aggregate number of Shares beneficially owned by Parent, Purchaser or any of their affiliates (including for purposes of this Section 1.3 such Shares as are accepted for payment pursuant to the Offer, but excluding Shares held by the Company or any of its subsidiaries) bears to the total number of shares of Company Common Stock then issued and outstanding. At such times, if requested by Purchaser, the Company will use its best efforts to cause each committee of the Board of Directors of the Company and the Board of Directors of each subsidiary of the Company to include persons designated by Purchaser constituting the same percentage of each such committee and the Board of Directors of each subsidiary of the Company as Purchaser's designees are of the Board of Directors of the Company. The Company shall, upon request by Purchaser, promptly increase the size of the Board of Directors of the Company as is necessary to enable Purchaser's designees to be elected to the Board of Directors of the Company in accordance with the terms of this Section 1.3 and shall cause Purchaser's designees to be so elected; provided, however, that, if
                                                    --------  -------
Purchaser's designees are appointed or elected to the Board of Directors of the Company, until the Effective Time (as hereinafter defined) the Board of Directors of the Company shall have at least two (2) directors who are directors on the date hereof and who are neither officers of the Company nor designees, stockholders, affiliates or associates (within the meaning of the federal securities laws) of Parent (one or more of such directors, the "Independent Directors"); provided further, that if less than two (2) Independent Directors remain, the remaining Independent Director (if any) or if no Independent Directors remain, the other directors, shall designate persons to fill the vacancies who shall not be either officers of the Company or designees, shareholders, affiliates or associates of Parent, and such persons shall be deemed to be Independent Directors for purposes of this Agreement. Subject to applicable law, the Company shall promptly take all action necessary pursuant to
Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under this Section 1.3 and shall include in the
Schedule 14D-9 mailed to stockholders promptly after the commencement of the Offer (or an amendment thereof or an information statement pursuant to Rule 14f-1 if Purchaser has not theretofore designated directors) such information with respect to the Company and its officers and directors as is required under
Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this
Section 1.3. Parent and Purchaser will supply the Company and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1. Notwithstanding anything in this Agreement to the contrary, during the period after the election of directors designated by Purchaser pursuant to this Section
1.3 but prior to the Effective Time, the Board of Directors of the Company shall delegate to a committee of the Board of Directors of the Company comprised solely of the Independent Directors (the "Committee") the sole responsibility for (i) the amendment or termination of this Agreement (in either case in accordance with this Agreement) on behalf of the Company, but excluding a termination pursuant to Section 7.1(c)(ii) hereof, which is not delegated, (ii) the waiver of any of the Company's rights or remedies hereunder,
(iii) the extension of the time for performance of Parent's or Purchaser's obligations hereunder, or (iv) the assertion or enforcement of the Company's rights under this Agreement to object to (a) a failure to consummate the Merger for a failure of the condition set forth in Section 6.2 to be satisfied or (b) a termination of this Agreement under Section 7.1(d)(iii).

          Section 1.4  The Merger.  Subject to the terms and conditions of this
                       ----------
Agreement and the provisions of the Texas Business Corporation Act (the "Texas Act"), at the Effective Time, the Company and the Purchaser shall consummate a merger (the "Merger") pursuant to which (a) the Purchaser shall be merged with and into the Company and the separate corporate existence of the Purchaser shall thereupon cease, (b) the Company shall be the successor or surviving corporation in the Merger (the "Surviving Corporation") under the name "Justin Industries, Inc." and shall continue to be governed by the laws of the State of Texas, and
(c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. At the Effective Time, (x) the articles of incorporation of the Company shall be amended as desired by Parent and as so amended shall become the articles of incorporation of the Surviving Corporation, until thereafter amended as provided by law and such articles of incorporation, (y) the bylaws of the Purchaser, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by law, the articles of incorporation and such bylaws. The Merger shall have the effects set forth in the Texas Act.

          Section 1.5  Effective Time.  Parent, Purchaser, and the Company shall
                       --------------
cause appropriate Articles of Merger (the "Articles of Merger") to be executed and filed on the date of the Closing (as defined in Section 1.6) (or on such other date as Parent and the Company may agree) with the Secretary of State of the State of Texas (the "Secretary of State") as provided in the Texas Act. The Merger shall become effective on the date on which the Articles of Merger have been duly filed with the Secretary of State or such later time as is agreed upon by the parties and specified in the Articles of Merger, and such time is hereinafter referred to as the "Effective Time."

          Section 1.6  Closing.  The closing of the Merger (the "Closing") shall
                       -------
take place at 10:00 a.m., on a date to be specified by the parties, which shall be as soon as practicable, but in no event later than the second business day, after satisfaction or waiver of all of the conditions set forth in Article VI hereof (the "Closing Date"), at the offices of Munger, Tolles & Olson, 355 South Grand Avenue, Los Angeles, California, unless another date or place is agreed to in writing by the parties hereto.

          Section 1.7  Directors and Officers of the Surviving Corporation.  The
                       ---------------------------------------------------
directors of the Purchaser and the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's articles of incorporation and bylaws.

          Section 1.8  Stockholders' Meeting.
                       ---------------------

                 (a) If required by applicable law in order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law:

                      (i) duly call, give notice of, convene and hold a special meeting of its stockholders for the purpose of considering and taking action upon this Agreement (the "Special Meeting") as soon as practicable following the acceptance for payment and purchase of Shares by the Purchaser pursuant to the Offer;

                      (ii) prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and this Agreement and use its reasonable efforts (x) to obtain and furnish the information required to be included by the federal securities laws (and the rules and regulations thereunder) in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement (the "Proxy Statement") to be mailed to its stockholders and (y) to obtain the necessary approvals of the Merger and this Agreement by its stockholders; and

                      (iii) include in the Proxy Statement the recommendation of the Board that stockholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement, unless such recommendation has been withdrawn, or as such recommendation has been modified or amended, in each case in accordance with the provisions of this Agreement.

                 (b) Parent shall provide the Company with the information concerning Parent and Purchaser required to be included in the Proxy Statement. Parent shall vote, or cause to be voted, all of the Shares then owned by it, the Purchaser or any of its other subsidiaries and affiliates in favor of the approval of the Merger and the adoption of this Agreement.

          Section 1.9  Merger Without Meeting of Stockholders.  In the event
                       --------------------------------------
that Parent, the Purchaser or any other Subsidiary of Parent, shall acquire at least ninety percent (90%) of the then-outstanding shares of Company Common Stock, pursuant to the Offer or otherwise, each of the parties hereto shall take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of stockholders of the Company, in accordance with Article 5.16 (in lieu of Article 5.03) of the Texas Act.

                                  ARTICLE II

                            CONVERSION OF SECURITIES

          Section 2.1  Conversion of Capital Stock.  As of the Effective Time,
                       ---------------------------
by virtue of the Merger and without any action on the part of the holders of any shares of Company Common Stock or of the common stock, par value $.0l per share, of the Purchaser (the "Purchaser Common Stock"):

                 (a)  Purchaser Common Stock.  Each issued and outstanding share
                      ----------------------
of the Purchaser Common Stock shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.0l per share, of the Surviving Corporation.

                 (b)  Cancellation of Treasury Stock and Parent-Owned Stock.
                      -----------------------------------------------------
All shares of Company Common Stock that are owned by the Company as treasury stock, all shares of Company Common Stock owned by any subsidiary of the Company and any shares of Company Common Stock owned by Parent, the Purchaser or any other wholly owned subsidiary of Parent (in each case together with associated Rights) shall be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

                 (c)  Conversion of Shares.  Each issued and outstanding share
                      --------------------
of Company Common Stock (together with associated Rights), other than Shares to be canceled in accordance with Section 2.1(b) hereof and any Dissenting Shares (as defined in Section 2.3 hereof), shall be converted into the right to receive the Offer Price in cash, without interest (the "Merger Consideration"), payable to the holder thereof upon surrender of the certificate formerly representing such share of Company Common Stock (and associated Rights) in the manner provided in Section 2.2 hereof. All such shares of Company Common Stock (and associated Rights), when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares (and associated Rights) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 2.2 hereof, without interest.

          Section 2.2  Exchange of Certificates.
                       ------------------------

                 (a)  Paying Agent.  Parent shall designate a bank or trust
                      ------------
company (the "Paying Agent") reasonably acceptable to the Company to make the payments of the funds to which holders of shares of Company Common Stock shall become entitled pursuant to Section 2.1(c) hereof. When and as needed, Parent shall make available to the Paying Agent such funds for timely payment hereunder. Such funds shall be invested by the Paying Agent as directed by Parent or the Surviving Corporation. Any net profit resulting from, or interest or income produced by, such investments will be payable to Parent.

                 (b)  Exchange Procedures.  Promptly after the Effective Time
                      -------------------
but in no event more than three (3) business days thereafter, Parent shall cause the Paying Agent to mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates"), whose shares were converted pursuant to Section 2.1(c) into the right to receive the Merger Consideration, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent and the Surviving Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration (subject to subsection (e), below) for each share of Company Common Stock formerly represented by such Certificate and the Certificate so surrendered shall forthwith be canceled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.2.

                 (c)  Transfer Books; No Further Ownership Rights in Company
                      ------------------------------------------------------
Common Stock. At the Effective Time, the stock transfer books of the Company
------------
shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

                 (d)  Termination of Fund; No Liability.  At any time following
                      ---------------------------------
180 calendar days after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) as general creditors thereof with respect to the payment of any Merger Consideration that may be payable upon surrender of any Certificates such stockholder holds, as determined pursuant to this Agreement, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                 (e)  Withholding Taxes.  If so specified in the Offer
                      -----------------
Documents, Parent, the Purchaser, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to a holder of Shares pursuant to the Offer or Merger such amounts as Parent, the Purchaser, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code") or any provision of state, local or foreign tax law. To the extent amounts are so withheld by Parent, the Purchaser, the Surviving Corporation or the Paying Agent, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which the deduction and withholding was made.

          Section 2.3  Dissenting Shares.  Notwithstanding any provision of this
                       -----------------
Agreement to the contrary, if and to the extent required by the Texas Act, shares of Company Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by holders of such shares of Company Common Stock who have properly exercised appraisal rights with respect thereto (the "Dissenting Common Stock") in accordance with Articles 5.11, 5.12 and 5.13 of the Texas Act, shall not be exchangeable for the right to receive the Merger Consideration, and holders of such shares of Dissenting Common Stock shall be entitled to receive payment of the appraised value of such shares of Dissenting Common Stock in accordance with the provisions of Article 12 of the Texas Act unless and until such holders fail to perfect or effectively withdraw or otherwise lose their rights to appraisal and payment under the Texas Act. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Dissenting Common Stock shall thereupon be treated as if they had been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon. Notwithstanding anything to the contrary contained in this Section 2.3, if the Merger is rescinded or abandoned, then the right of any stockholder to be paid the fair value of such stockholder's Dissenting Common Stock pursuant to Article 12 of the Texas Act shall cease. The Company shall give Parent prompt notice of any demands received by the Company for appraisals of shares of Dissenting Common Stock. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisals or offer to settle or settle any such demands.

          Section 2.4  Company Option Plans.  Prior to the Closing Date, the
                       --------------------
Board of Directors of Parent and the Board of Directors of the Company (or, if appropriate, any committee administering the Option Plans (as defined below)) shall adopt such resolutions or take such other actions as may be required to effect the following:

                 (a) Adjust the terms of all outstanding stock options to purchase shares of Company Common Stock ("Company Stock Options") granted under the Company's 1981 Stock Option Plan, 1984 Incentive Stock Option Plan, 1992 Stock Option Plan, 1996 Non-Employee Director Stock Option Plan or 1999 Performance Incentive Plan, each as amended (the "Option Plans"), to provide that each Company Stock Option outstanding immediately prior to the Effective Time shall (except to the extent that Parent and the holder of a Company Stock Option otherwise agree in writing prior to the Effective Time): (i) vest immediately prior to the Effective Time; (ii) if such Company Stock Option has an exercise price of less than the Offer Price, unless the holder of such Company Stock Option shall have elected by written notice to Parent prior to the date 15 business days prior to the Effective Time to receive the consideration contemplated by clause (iii), be cancelled at the Effective Time in exchange for a payment from the Surviving Corporation (subject to any applicable withholding taxes) equal to the product of (1) the total number of shares of Company Common Stock subject to such Company Stock Option and (2) the excess of the Offer Price over the exercise price per share of Company Common Stock subject to such Company Stock Option, payable in cash immediately following the Effective Time; or (iii) with respect to any Company Stock Option not cancelled pursuant to clause (ii) above, at the Effective Time, be assumed by Parent, or substituted with a new option issued by Parent, so that such Company Stock Option shall be deemed to constitute an option to acquire, on the terms and conditions of Parent's 1996 Stock Option Plan, as amended, (x) the number of shares of Parent Class B common stock, par value $.1667 per share ("Parent Class B Stock") (which shares shall be registered pursuant to an effective registration statement) equal to the product of (1) the number of shares of Company Common Stock issuable upon exercise of such Company Stock Option and (2) 0.0113519 (the "Parent Class B Exchange Ratio"), provided that any fractional shares of Parent Class B Stock resulting from such multiplication shall be rounded up or down to the nearest whole share, at (y) a price per share equal to (1) the exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Company Stock Option divided by (2) the Parent Class B Exchange Ratio, provided that such exercise price shall be rounded up or down to the nearest cent.

                 (b) Except as provided in subsection (a) above, the Option Plans and any other plan, program or arrangement providing for the issuance or grant of any interest in respect of the capital stock of the Company or any subsidiary shall terminate as of the Effective Time, and the Company shall ensure that following the Effective Time no holder of a Company Stock Option nor any participant in any such plan, program or arrangement shall have any right thereunder to acquire capital securities of Parent or the Surviving Corporation.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to Parent and Purchaser as follows:

          Section 3.1  Corporate Organization.  Each of the Company and its
                       ----------------------
subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each of the Company and its Significant Subsidiaries (as defined below) is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to have, when aggregated with all other such failures, a Material Adverse Effect (as defined below) on the Company ("Company Material Adverse Effect"). As used in this Agreement, the term "Material Adverse Effect" means, a material adverse effect on the business, operations or financial condition of such party and its subsidiaries taken as a whole or a material adverse effect on the party's ability to consummate the transactions contemplated hereby; provided, however, that a "Material Adverse Effect" shall not include any of the
-------- -------
following or any combination of the following: any change or effect resulting from or attributable to (A) general national, international or regional economic or financial conditions, (B) other developments which are not unique to the Company and its subsidiaries, but also affect other persons who engage in the lines of business in which the Company or its subsidiaries are engaged, (C) the announcement or pendency of this Agreement or the transactions contemplated hereby (including, if resulting therefrom, employee attrition and delay, reduction or cancellation or change in the terms of orders or purchases from or other transactions with the Company or its subsidiaries), and (D) any change in the market price of the Company Common Stock, Parent Class A Common Stock, par value $5.00 per share, or Parent Class B Stock, or any portfolio securities owned by Parent or its subsidiaries. As used in this Agreement, (i) the word "subsidiary" when used with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or other interests having by their terms voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly beneficially owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries, and (ii)

"Significant Subsidiary" has the meaning given such term in Rule 405 of the Securities Act of 1933, as amended (the "Securities Act"). The copies of the Articles of Incorporation and Bylaws of the Company (the "Company Articles" and "Company Bylaws"), as most recently filed with the Company's SEC Documents (as hereinafter defined), are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

          Section 3.2  Capitalization.
                       --------------

                 (a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 1,000,000 shares of Company Preferred Stock. At the close of business on June 19, 2000, there were 25,775,603 shares of Company Common Stock issued and outstanding, 100 shares of Company Preferred Stock issued and outstanding (all of which are owned beneficially and of record by the Stockholder), and 1,705,885 shares of Company Common Stock issuable upon the exercise of outstanding Company Stock Options pursuant to the Option Plans. Except as set forth in Section 3.2(a) of the disclosure schedule of the Company delivered to Parent concurrently herewith (the "Company Disclosure Schedule"), all of the issued and outstanding shares of Company Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except as set forth above or in
Section 3.2(a) of the Company Disclosure Schedule, as of the date of this Agreement there are not and, as of the Effective Time there will not be, any shares of capital stock issued and outstanding or any subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any securities of the Company, including any securities representing the right to purchase or otherwise receive any Company Stock (other than the Rights and the conversion rights of the Company Preferred Stock set forth in the Company's Articles).

                 (b) Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, the Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of its Significant Subsidiaries, free and clear of any liens, charges, encumbrances, adverse rights or claims and security interests whatsoever ("Liens") which would reasonably be expected to have, in the aggregate, a Company Material Adverse Effect, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. None of the Company's Significant Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any security of such Significant Subsidiary, including any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Significant Subsidiary.

          Section 3.3  Authority.
                       ---------

                 (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to obtaining the approval of holders of 66-2/3% of the shares of Company Common Stock prior to the consummation of the Merger in accordance with Article 5.03 of the Texas Act, if so required. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by its Board of Directors and, except for obtaining the approval of its stockholders as contemplated by Section 1.8 hereof and as required by the Texas Act, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by the other parties thereto, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

                 (b) The Board of Directors of the Company has approved and taken all corporate action required to be taken by the Board of Directors for the consummation of the transactions contemplated by this Agreement by the Company.

          Section 3.4  Consents and Approvals; No Violations.
                       -------------------------------------

                 (a)  Except for (i) the consents and approvals set forth in
Section 3.4(a) of the Company Disclosure Schedule, (ii) the filing with the SEC of the Offer Documents and, if necessary, of the Proxy Statement, (iii) the filing of the Articles of Merger with the Secretary of State of the State of Texas pursuant to the Texas Act, (iv) if necessary, the adoption of this Agreement by the requisite votes of the stockholders of the Company and (v) filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), no consents or approvals of, or filings, declarations or registrations with, any federal, state or local court, administrative or regulatory agency or commission or other governmental authority or instrumentality, domestic or foreign (each a "Governmental Entity"), are necessary for the consummation by the Company of the transactions contemplated hereby, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not reasonably be expected to have, in the aggregate, a Company Material Adverse Effect.

                 (b) Except as set forth in Section 3.4(b) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the articles of incorporation or bylaws of the Company or any of the similar organizational documents of any of its Significant Subsidiaries or (ii) assuming that the authorizations, consents and approvals referred to in Section 3.4(a) and the authorization hereof by the Company's stockholders are duly obtained in accordance with the Texas Act, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (ii) above, for such violations, conflicts, breaches, defaults, losses, terminations of rights thereof, accelerations or Lien creations which, in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

          Section 3.5  SEC Documents; Undisclosed Liabilities.  The Company has
                       --------------------------------------
filed all required reports, schedules, forms and registration statements with the SEC since January 1, 1998 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the SEC Documents (the "SEC Financial Statements") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the
SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments). Since December 31, 1999, neither the Company nor any of its subsidiaries, has incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required, if known, to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP except (i) as and to the extent set forth on the audited balance sheet of the Company and its subsidiaries as of December 31, 1999 (including the notes thereto), (ii) as incurred in connection with the transactions contemplated by this Agreement, (iii) as incurred after December 31, 1999 in the ordinary course of business and consistent with past practice, (iv) as described in the SEC Documents filed since December 31, 1999 (the "Recent SEC Documents"), or (v) as would not, individually or in the aggregate, have a Company Material Adverse Effect.

          Section 3.6  Broker's Fees.  Except as set forth in Section 3.6 of the
                       -------------
Company Disclosure Schedule, neither the Company nor any subsidiary of the Company nor any of their respective officers or directors on behalf of the Company or such subsidiaries has employed any financial advisor, broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated hereby.

          Section 3.7  Absence of Certain Changes or Events.  Except as
                       ------------------------------------
disclosed in the SEC Documents filed prior to the date hereof or as set forth in
Section 3.7 of the Company Disclosure Schedule, since December 31, 1999, (a) no events have occurred which would reasonably be expected to have, in the aggregate, a Company Material Adverse Effect and (b) the

Company and its subsidiaries have carried on and operated their respective businesses in all material respects in the ordinary course of business consistent with past practice, except for such deviations of the Company's business from the ordinary course of business which would not reasonably be expected to have, in the aggregate, a Company Material Adverse Effect.

           Section 3.8  Legal Proceedings.
                        -----------------

                 (a) Except as disclosed in the SEC Documents or in Section 3.8 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any, and there are no pending legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the Company or any of its subsidiaries or challenging the validity or propriety of the transactions contemplated hereby, which proceedings, claims, actions, or investigations, in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

                 (b) Except as set forth in the SEC Documents or in Section 3.8 of the Company Disclosure Schedule, there is no injunction, order, judgment, decree or regulatory restriction imposed upon the Company, any of its subsidiaries or the assets of the Company or any of its subsidiaries which, when aggregated with all other such injunctions, orders, judgments, decrees and restrictions, would reasonably be expected to have a Company Material Adverse Effect.

          Section 3.9  Compliance with Applicable Law.  Except as disclosed in
                       ------------------------------
Section 3.9 of the Company Disclosure Schedule, the Company and each of its subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses as presently conducted and are in compliance with the terms thereof, except where the failure to hold such license, franchise, permit or authorization or such noncompliance would not, when aggregated with all other such failures or noncompliance, reasonably be expected to have a Company Material Adverse Effect, and neither the Company nor any of its subsidiaries knows of, or has received notice of, any material violations of any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to the Company or any of its subsidiaries, which, in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

          Section 3.10  Company Information.  The information relating to the
                        -------------------
Company and its subsidiaries to be provided by the Company to be contained in the Proxy Statement, if any, or the Offer Documents, or in any other document filed with any other Governmental Entity in connection herewith at the respective times filed with the SEC or such other Governmental Entity and first published, sent or given to stockholders of the Company and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to holders of the shares of Company Common Stock, at the time of the Special Meeting and at the Effective Time, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Schedule 14D-9 (except that no representation is made by the Company to such portions thereof that relate only to Parent or any of their subsidiaries or to statements made therein based on information supplied by Parent or the Purchaser for inclusion therein) will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

          Section 3.11  Opinion of Financial Advisor.  The Company's Board of
                        ----------------------------
Directors has received the opinion of Donaldson, Lufkin & Jenrette, financial advisor to the Company's Board of Directors, to the effect that, as of the date of such opinion, the consideration to be received in the Offer and the Merger by the holders of shares of Company Common Stock is fair to the holders of such shares from a financial point of view.

          Section 3.12  Employee Matters.  The Company has delivered or made
                        ----------------
available to Parent full and complete copies or descriptions of each material employment, severance, bonus, change-in-control, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, phantom stock, performance unit, pension, retirement, deferred compensation, welfare or other employee benefit agreement, trust fund or other arrangement and any union, guild or collective bargaining agreement maintained or contributed to or required to be contributed to by the Company or any of its ERISA Affiliates (as defined below), for the benefit or welfare of any director, officer, employee or former employee of the Company or any of its ERISA Affiliates (such plans and arrangements being collectively the "Company Benefit Plans"). Each of the Company Benefit Plans is in material compliance with all applicable laws including ERISA and the Code except where such noncompliance would not reasonably be expected to have a Company Material Adverse Effect. The Internal Revenue Service has determined that each Company Benefit Plan that is intended to be a qualified plan under Section 401(a) of the Code is so qualified and the Company is aware of no event occurring after the date of such determination that would adversely affect such determination. The liabilities accrued under each such plan are reflected on the latest balance sheet of the Company included in the Recent SEC Reports in accordance with generally accepted accounting principles applied on a consistent basis. No condition exists that is reasonably likely to subject the Company or any of its subsidiaries to any direct or indirect liability under Title IV of ERISA or to a civil penalty under
Section 502(j) of ERISA or liability under Section 4069 of ERISA or 4975, 4976, or 4980B of the Code or the loss of a federal tax deduction under Section 280G of the Code or other liability with respect to the Company Benefit Plans that would have a Company Material Adverse Effect and that is not reflected on such balance sheet. There are no pending or to the Company's knowledge, threatened, claims (other than routine claims for benefits or immaterial claims) by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto except where such claims would not reasonably be expected to have a Company Material Adverse Effect. "ERISA Affiliate" means, with respect to any person, any trade or business, whether or not incorporated, that together with such person would be deemed a "single employer" within the meaning of Section 4001(a)(15) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          Section 3.13  Environmental Matters.  Except as set forth in Section
                        ---------------------
3.13 of the Company's Disclosure Schedule, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, required environmental remediation activities or, to the knowledge of the Company, governmental investigations of any nature seeking to impose, or that reasonably could be expected to result in the imposition, on the Company or any of its subsidiaries of any liability or obligations arising under common law standards relating to environmental protection, human health or safety, or under any local, state, federal, national or supernational environmental statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (collectively, "Environmental Laws"), pending or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries, which liability or obligation would have or would reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, during or prior to the period of (i) its or any of its subsidiaries' ownership or operation of any of their respective current properties, (ii) its or any of its subsidiaries' participation in the management of any property, or (iii) its or any of its subsidiaries' holding of a security interest or other interest in any property, there was no release or threatened release of hazardous, toxic, radioactive or dangerous materials or other materials regulated under Environmental Laws in, on, under or affecting any such property which would reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligations pursuant to or under any Environmental Law that would have or would reasonably be expected to have a Company Material Adverse Effect.

          Section 3.14  Takeover Statutes.  The Company has taken all actions
                        -----------------
necessary such that no restrictive provision of any "fair price," "moratorium," "control share acquisition," "interested shareholder" or other similar anti-takeover statute or regulation (including, without limitation, Article 13 of the Texas Act) (each a "Takeover Statute") or restrictive provision of any applicable anti-takeover provision in the governing documents of the Company is, or at the Effective Time will be, applicable to the Company, Parent, the Purchaser, the shares of Company Stock, the Offer, the Merger or any other transaction contemplated by this Agreement.

          Section 3.15  Rights Agreement.  The Company has taken all action
                        ----------------
required so that the entering into of this Agreement and the Stockholder Agreement, and the consummation of the transactions contemplated hereby and thereby do not and will not enable or require the Rights to be separated from the shares of Company Common Stock with which the Rights are associated, or to be distributed, exercisable, exercised, or nonredeemable or result in the Rights associated with any Company Common Stock beneficially owned by Parent or any of its affiliates or associates (as defined in the Rights Agreement) to be void or voidable. The Company has delivered to Purchaser a true and correct copy of the Rights Agreement, as amended in accordance with its terms to render it inapplicable to the Offer, the Merger, and the other transactions contemplated by this Agreement and the Stockholder Agreement.

          Section 3.16  Properties.  Except as disclosed in the Recent SEC
                        ----------
Documents and for any of the following which would not have a Company Material Adverse Effect, each of the Company and its subsidiaries (i) has good and indefeasible title to all the properties and assets reflected on the latest audited balance sheet included in such Recent SEC Documents as being owned by the Company or one of its subsidiaries or acquired after the date thereof which are, individually or in the aggregate, material to the Company's business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of (A) all Liens except (1) statutory liens securing payments not yet due and (2) such imperfections or irregularities of title or other Liens (other than real property mortgages or deeds of trust) as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (B) all real property mortgages and deeds of trust except such secured indebtedness as is properly reflected in the latest audited balance sheet included in such Recent SEC Documents, and (ii) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such Recent SEC Documents or acquired after the date thereof which are material to its business on a consolidated basis and is in possession of the properties purported to be leased thereunder, and each such lease is valid without material default thereunder by the lessee or, to the Company's knowledge, the lessor.

          Section 3.17  Tax Returns and Tax Payments.  The Company and its
                        ----------------------------
subsidiaries have timely filed (or, as to subsidiaries, the Company has filed on behalf of such subsidiaries) all material Tax Returns (as defined below) required to be filed by it, except for such failure that would not result in a Company Material Adverse Effect. The Company and its subsidiaries have paid (or, as to subsidiaries, the Company has paid on behalf of such subsidiaries) all Taxes (as defined below) shown to be due on such Tax Returns or has provided (or, as to Subsidiaries, the Company has made provision on behalf of such Subsidiaries) reserves in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns, except for such Taxes which, if unpaid or unreserved, would not result in a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries has granted any request that remains in effect for waivers of the time to assess any Taxes. Except as disclosed in Section 3.17 of the Company's Disclosure Schedule, no claim for unpaid Taxes has been asserted against the Company or any of its Subsidiaries in writing by a Tax authority which, if resolved in a manner unfavorable to the Company or any of its Subsidiaries, as the case may be, would result, individually or in the aggregate, in a Company Material Adverse Effect. There are no Liens for Taxes upon the assets of the Company or any Subsidiary, except for Liens for Taxes not yet due and payable or for Taxes that are being disputed in good faith by appropriate proceedings and with respect to which adequate reserves have been taken, that could result in a Company Material Adverse Effect. Except as discussed in Section 3.16 of the Company Disclosure Schedule, no audit of any material Tax Return of the Company or any of its subsidiaries is being conducted by a Tax authority. None of the Company or any of its subsidiaries has made an election under Section 341(f) of the Code. Except as disclosed in Section 3.16 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has any liability for Taxes of any person (other than the Company and its subsidiaries) under Treasury Regulation
Section 1.1502-6 (or any comparable provision of state, local or foreign law). As used herein, "Taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes. As used herein, "Code" shall mean the Code and the Treasury Regulations promulgated thereunder.

          Section 3.18  Intellectual Property.  Except as set forth in Section
                        ---------------------
3.18 of the Company's Disclosure Schedule, the Company or its subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, trade secrets, computer software programs or applications, domain names and tangible or intangible proprietary information or materials that are used in the respective businesses of the Company and its subsidiaries as currently conducted, except for any such failures to own, be licensed or possess that, individually or in the aggregate, has not had and is not reasonably likely in the future to have a Company Material Adverse Effect. All patents, registered trademarks and service marks and registered copyrights held by the Company or its subsidiaries are subsisting and in force except where failure to be subsisting and in force would not likely cause a Company Material Adverse Effect.

                                  ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                             PARENT AND PURCHASER

          Parent and Purchaser jointly and severally represent and warrant to the Company as follows:

          Section 4.1  Corporate Organization.  Each of Parent and Purchaser is
                       ----------------------
a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each of Parent and its Significant Subsidiaries is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to have, when aggregated with all other such failures, a Material Adverse Effect on the Parent (a "Parent Material Adverse Effect).

          Section 4.2  Authority.  Each of Parent and Purchaser has all
                       ---------
necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent and Purchaser of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized and approved by their Boards of Directors and by Parent as the sole stockholder of Purchaser and no other corporate action on the part of Parent or Purchaser is necessary to authorize the execution and delivery by Parent and Purchaser of this Agreement and the consummation by them of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Purchaser, and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of each of Parent and Purchaser, enforceable against each of them in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

          Section 4.3  Consents and Approvals: No Violation.
                       ------------------------------------

                 (a) Except for (i) the filing with the SEC of the Offer Documents, (ii) the filing of the Articles of Merger with the Secretary of State of the State of Texas pursuant to the Texas Act, and (iii) filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act and the Securities Act, no consents or approvals of, or filings, declarations or registrations with, any Governmental Entity are necessary for the consummation by Parent and Purchaser of the transactions contemplated hereby, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not reasonably be expected to have, in the aggregate, a Parent Material Adverse Effect.

                 (b) Neither the execution and delivery of this Agreement by Parent or the Purchaser, nor the consummation by Parent or the Purchaser of the transactions contemplated hereby, nor compliance by Parent or the Purchaser with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the Restated Certificate of Incorporation or Bylaws of Parent or any of the similar organizational documents of Purchaser or any of Parent's Significant Subsidiaries or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.3(a) are obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent or any of its subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent or Purchaser or any of Parent's subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent, Purchaser or any of Parent's subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (ii) above, for such violations, conflicts, breaches, defaults, losses, terminations of rights thereof, accelerations or Lien creations which, in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

          Section 4.4  Broker's Fees.  Neither Parent nor any subsidiary of
                       -------------
Parent nor any of their respective officers or directors on behalf of Parent or such subsidiaries has employed any financial advisor, broker or finder in a manner that would result in any liability of the Company for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated hereby or that would result in any reduction of the consideration payable to the shareholders of the Company.

          Section 4.5  Purchaser's Operation.  Purchaser was formed solely for
                       ---------------------
the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

          Section 4.6  Parent or Purchaser Information.  The information
                       -------------------------------
relating to Parent and its subsidiaries to be provided by Parent to be contained in the Offer Documents and the Proxy Statement, if any, or in any other document filed with any other Governmental Entity in connection herewith, at the respective time filed with the SEC or such other Governmental Entity and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to holders of the Shares, at the time of the Special Meeting and at the Effective Time, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Offer Documents and the Proxy Statement, if any (except that no representation is made as to such portions thereof that relate only to the Company or any of its subsidiaries or to statements made therein based on information supplied by the Company for inclusion therein) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder and the Securities Act and the rules and regulations thereunder, respectively.

          Section 4.7  Financing.  Parent and Purchaser collectively have and
                       ---------
will have at the Expiration Date of the Offer and at the Effective Time, and Parent will make available to Purchaser, sufficient funds to enable Purchaser to pay for all outstanding shares of Company Stock purchased pursuant to the Offer or converted into cash pursuant to the Merger, to perform Parent's and Purchaser's obligations under this Agreement and to pay all fees and expenses related to the transactions contemplated by this Agreement payable by them.

          Section 4.8  Stock Ownership.  As of the date hereof, neither Parent
                       ---------------
nor the Purchaser beneficially owns any Shares.

          Section 4.9  Purchaser Capitalization.  The authorized capital stock
                       ------------------------
of Purchaser consists of 100 shares of common stock, par value $.01 per share, all of which shares have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any liens.

                                   ARTICLE V

                                   COVENANTS

          Section 5.1  Conduct of Businesses Prior to the Effective Time.
                       -------------------------------------------------
Except as set forth in Section 5.1 of the Company Disclosure Schedule, as expressly contemplated or permitted by this Agreement, or as required by applicable law, rule or regulation, during the period from the date of this Agreement to the Effective Time, unless Parent otherwise agrees in writing, the Company shall, and shall cause its subsidiaries to, in all material respects,
(i) conduct its business in the usual, regular and ordinary course consistent with past practice and (ii) use all reasonable efforts to maintain and preserve intact its business organization and the good will of those having business relationships with it and retain the services of its present officers and key employees. Without limiting the generality of the foregoing, and except as set forth in Section 5.1 of the Company Disclosure Schedule, as expressly contemplated or permitted by this Agreement, or as required by applicable law, rule or regulation, during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its subsidiaries to, without the prior written consent of Parent:

          (a) (i) issue, sell, grant, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (A) any additional shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, option, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock or (B) any other securities in respect of, in lieu of, or in substitution for, any shares of its capital stock outstanding on the date hereof, other than pursuant to the exercise of Company Stock Options outstanding as of the date hereof; (ii) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding shares of capital stock; or (iii) split, combine, subdivide or reclassify any shares of its capital stock or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution, in respect of any shares of its capital stock or otherwise make any payments to its stockholders in their capacity as such, other than the payment of the cash dividend of $.06 per share of Company Common Stock declared on June 14, 2000 payable on July 5, 2000 to holders of record on June 25, 2000;

                 (b) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or guarantee any such indebtedness or make any loans, advances or capital contributions to, or investments in, any other person other than the Company or its subsidiaries;

                 (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets with a minimum value in excess of $10 million to any individual, corporation or other entity other than a direct or indirect wholly owned subsidiary, or cancel, release or assign any indebtedness in excess of $1 million to any such person or any claims held by any such person, in each case that is material to the Company and its subsidiaries, taken as a whole, except (i) in the ordinary course of business consistent with past practice, or
(ii) pursuant to contracts or agreements in force at the date of this Agreement;

                 (d) make any material acquisition or investment in a business either by purchase of stock or securities, merger or consolidation, contributions to capital, property transfers, or purchases of any property or assets of any other individual, corporation or other entity other than a wholly owned subsidiary thereof, or purchase or enter into any agreement to purchase equipment, materials, supplies, or services in excess of $10 million in any one transaction or $20 million in the aggregate;

                 (e) increase in any manner the compensation of any of its directors, officers or employees or enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any stockholder, officer, director, other employee, agent, consultant or affiliate other than (i) as required pursuant to the terms of agreements in effect on the date of this Agreement, and (ii) increases in salaries, wages and benefits of employees who are not directors or officers of the Company made in the ordinary course of business and in a manner consistent with past practice;

                 (f) amend its articles of incorporation, bylaws or similar governing documents;

                 (g) waive or fail to enforce any provision of any confidentiality or standstill agreement to which it is a party; or

                  (h) make any commitment to take any of the actions prohibited by this Section 5.1.

          Section 5.2  No Solicitation.
                       ---------------
                  (a) The Company shall immediately cease any discussions or negotiations with any parties that may be ongoing with respect to a Takeover Proposal (as hereinafter defined) and shall seek to have returned to the Company any confidential information that has been provided in any such discussions or negotiations. From the date hereof, the Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any affiliate, investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing information which has not been previously publicly disseminated), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided,
                                                                    --------
however, that if, prior to the Expiration Date and following the receipt of
-------
a Superior Proposal (as hereinafter defined) or a proposal which is reasonably expected to lead to a Superior Proposal that was unsolicited and made after the date hereof in circumstances not otherwise involving a breach of this Agreement, the Board of Directors of the Company determines in good faith, after considering applicable provisions of state law and after consultation with outside counsel, that a failure to do so would constitute a breach of its fiduciary duties to the Company's shareholders under applicable law, the Company may, in response to such Takeover Proposal and subject to compliance with
Section 5.2(c), (x) furnish information with respect to the Company to the party making such Takeover Proposal pursuant to a customary confidentiality agreement, provided that (i) such confidentiality agreement must include a provision prohibiting solicitation of key employees of the Company or its subsidiaries, such provision lasting at least one year, and may not include any provision calling for an exclusive right to negotiate with the Company and (ii) the Company advises Parent of all such nonpublic information delivered to such person concurrently with its delivery to the requesting party, and (y) participate in negotiations with such party regarding such Takeover Proposal. It is agreed that any violation of the restrictions set forth in the preceding sentence by any executive officer of the Company or any of its subsidiaries or any affiliate, director or investment banker, attorney or other advisor or representative of the Company or any of its subsidiaries, if known by the Company, shall be deemed to be a breach of this Section 5.2(a) by the Company.

                  (b) Except as expressly permitted in this Section 5.2, neither the Board of Directors of the Company nor any committee thereof shall
(i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the approval, determination of advisability, or recommendation by such Board of Directors or such committee of the Transactions,
(ii) approve, determine to be advisable, or recommend, or propose publicly to approve, determine to be advisable, or recommend, any Takeover Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Takeover Proposal. Notwithstanding the foregoing, in the event that prior to the Expiration Date the Board of Directors of the Company determines in good faith, in response to a Superior Proposal that was unsolicited and made after the date hereof in circumstances not otherwise involving a breach of this Agreement, after considering applicable provisions of state law and after consultation with outside counsel, that the failure to do so would constitute a breach of its fiduciary duties to the Company's stockholders under applicable law, the Board of Directors of the Company may (subject to this and the following sentences and to compliance with Section 5.2(a)) (x) withdraw or modify its approval, determination, or recommendation of the Transactions or
(y) approve, determine to be advisable, or recommend a Superior Proposal, provided, however, that any actions described in clause (y) may be taken
--------  -------
only at a time that is after the second business day following Parent's receipt of written notice from the Company advising Parent that the Board of Directors of the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, identifying the person making such Superior Proposal and providing notice of the determination of the Board of Directors of the Company of what action referred to in clause (y) the Board of Directors of the Company has determined to take.

                  (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 5.2, the Company shall promptly advise Parent orally and in writing of any request for confidential information or of any Takeover Proposal, the material terms and conditions of such request or the Takeover Proposal and the identity of the person making such request or Takeover Proposal and shall keep Parent reasonably informed of the status and details of any such request or Takeover Proposal.

                  (d) Nothing contained in this Section 5.2 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders; provided, however, neither the Company
                                          --------  -------
nor its Board of Directors nor any committee thereof shall, except as in accordance with Section 5.2(b), withdraw or modify, or propose publicly to withdraw or modify, its approval, determination or recommendation with respect to the Transactions or approve, determine to be advisable, or recommend, or propose publicly to approve, determine to be advisable, or recommend, a Takeover Proposal.

                  (e)  For purposes of this Agreement:

                       (i) "Takeover Proposal" means any inquiry, proposal or offer from any person (other than Parent and its subsidiaries, affiliates, and representatives) relating to any direct or indirect acquisition or purchase of 15% or more of the assets of the Company and its subsidiaries or 15% or more of any class of equity securities of the Company or any of its Significant Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of the Company or any of its Significant Subsidiaries, or any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Significant Subsidiaries, other than the transactions contemplated by this Agreement.

                       (ii) For purposes of this Agreement, a "Superior Proposal" means a bona fide written offer from any person (other than Parent and its subsidiaries, affiliates and representatives) for a direct or indirect acquisition or purchase of 50% or more of the assets of the Company or any of its Significant Subsidiaries or 50% or more of any class of equity securities of the Company or any of its Significant Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 50% or more of any class of equity securities of the Company or any of its Significant Subsidiaries, or any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Significant Subsidiaries, other than the transactions contemplated by this Agreement, (A) which provides for consideration on a per share basis to the stockholders of the Company with a value (taking into account, among other things, the likelihood of such offer resulting in a consummated transaction) exceeding the Offer Price,
(B) which, considering all relevant factors, is more favorable to the Company and its stockholders than the Offer and the Merger, and (C) for which the third party has demonstrated that financing is reasonably likely to be obtained, in each case as determined by the Board of Directors in its good faith judgment (based on the advice of independent financial advisors and outside counsel). Any Superior Proposal is a Takeover Proposal.

          Section 5.3  Publicity.  The initial press release with respect to
                       ---------
the execution of this Agreement shall be a joint press release reasonably acceptable to Parent and the Company. Thereafter, so long as this Agreement is in effect, neither the Company, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Offer, the Merger, this Agreement or the other transactions contemplated hereby without the prior consultation of the other party, except as may be required by law or by any listing agreement with a national securities exchange as determined in the good faith judgment of the party wanting to make such release.

          Section 5.4  Notification of Certain Matters.  The Company shall
                       -------------------------------
give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the
                                                  --------  -------
delivery of any notice pursuant to this Section 5.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          Section 5.5  Access to Information.
                       ---------------------

                  (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, the Company shall, and shall cause each of its subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the Parent, during normal business hours during the period prior to the Effective Time, reasonable access to all its properties, books, contracts, commitments and records, and to its officers, employees, accountants, counsel and other representatives and, during such period, the Company shall, and shall cause its subsidiaries to, make available to the Parent
(i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request.

                  (b) No investigation by any of the parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other set forth herein.

                  (c) The information provided pursuant to Section 5.5(a) will be used solely for the purpose of the transactions contemplated hereby, and unless and until the Merger is consummated, such information will be kept secret and confidential by Parent and Purchaser, except that the information provided pursuant to Section 5.5(a) or portions thereof may be disclosed to those of Parent's and Purchaser's or their affiliates' directors, officers, employees, agents and advisors (collectively, the "Representatives") who (a) need to know such information for the purpose of the transactions contemplated hereby, (b) shall be advised by Parent or Purchaser, as the case may be, of this provision,
(c) agree to hold the information provided pursuant to Section 5.5(a) as secret and confidential and (d) agree with Parent and Purchaser to be bound by the provisions hereof. Parent and Purchaser jointly agree to be responsible for any breach of this section by any of their Representatives. If this Agreement is terminated, Parent shall, and shall cause the Purchaser and each of their Representatives to, return or destroy (and certify destruction of) all information provided pursuant to Section 5.5(a).

          Section 5.6  Further Assurances.
                       ------------------

                  (a) Subject to the terms and conditions of this Agreement, each of Parent and the Company shall, and shall cause its subsidiaries to, use all reasonable efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VI hereof, to consummate the transactions contemplated by this Agreement, including, without limitation, the Offer and the Merger, as promptly as practicable and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by the Company or Parent or any of their respective subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement, and to comply with the terms and conditions of any such consent, authorization, order or approval.

                  (b) Subject to the terms and conditions of this Agreement, each of Parent and the Company shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated hereby, including, without limitation, using all reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and using all reasonable efforts to defend any litigation seeking to enjoin, prevent or delay the consummation of the transactions contemplated hereby or seeking material damages.

          Section 5.7  Employee Matters.
                       ----------------

                  (a)  For purposes of all employee benefit plans (as defined in
Section 3(3) of ERISA) and other employment agreements, arrangements and policies of Parent under which an employee's benefit depends, in whole or in part, on length of service, credit will be given to current employees of the Company for service with the Company prior to the Effective Time, provided that such crediting of service does not result in duplication of benefits. Parent shall, and shall cause the Company to, honor in accordance with their terms all employee benefit plans (as defined in Section 3(3) of ERISA) and other employment, consulting, benefit, compensation or severance agreements, arrangements and policies of the Company (collectively, the "Company Plans"); provided, however, that Parent or the
                                     --------  -------
Company may amend, modify or terminate any individual Company Plans in accordance with the terms of such Plans and applicable law (including obtaining the consent of the other parties to and beneficiaries of such Company Plans to the extent required thereunder); provided, further, that notwithstanding the
                                 --------  -------
foregoing provisio, Parent will not cause the Company to (i) reduce any benefits to employees pursuant to such Plans for a period of 12 months following the Effective Time, (ii) reduce any benefit accruals to employees pursuant to any such Plans that are defined benefit pension plans, or (iii) reduce the employer contribution pursuant to any such Plans that are defined contribution pension plans. The Company shall amend its Supplemental Executive Retirement Plans to provide that, effective as of the Closing, participants who have been (or would have been) employed by the Company for 10 years or more as of the later of the Closing Date or December 31, 2000, shall be entitled to benefits under such plan upon termination of employment, if terminated within 12 months after the Effective Time, as if such participant was 55 years old at the date of such termination, subject to the other provisions of such plan.

                  (b) Any employee of the Company employed at the time of the Closing at the Company's corporate offices in Fort Worth, Texas ("Corporate Employee") that is terminated by the Company without cause during the 12 months following the Closing Date, shall be paid by the Company, in cash (i) with respect to Company Employees who are officers of the Company at the time of Closing ("Corporate Officers"), 12 months' base pay and (ii) with respect to Company Employees who are not Corporate Officers, the greater of (x) two months' base pay or (y) one-half of one week's pay for each year of service. In addition, each Corporate Officer that is an employee of the Company at the time annual bonuses are paid by the Company in the ordinary course of business (or any such Officer that is terminated without cause by the Company) shall receive a cash bonus for fiscal year 2000 that is equal to or greater than the cash bonus paid to such Corporate Officer for fiscal year 1999.

          Section 5.8  Indemnification.  From and after the Effective Time,
                       ---------------
Parent shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes such prior to the Effective Time, an officer, director, agent, fiduciary or employee of the Company or any of its subsidiaries (the "Indemnified Parties") against (i) any and all losses, claims, damages, costs, expenses, fines, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer, agent, fiduciary or employee of the Company or any of its subsidiaries whether pertaining to any action or omission existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby; provided,
                                                                      --------
however, that, in
-------
the case of the Purchaser and the Surviving Corporation such indemnification shall only be to the fullest extent a corporation is permitted under the DGCL or the Texas Act, as applicable, to indemnify its own directors, officers, agents, fiduciaries and employees, and in the case of Parent, such indemnification shall not be limited by the DGCL but such indemnification shall not be applicable to any claims made against the Indemnified Parties if a judgment or other final adjudication established that (A) their acts or omissions were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so deliberated or (B) arising out of, based upon or attributable to the gaining in fact of any financial profit or other advantage to which they were not legally entitled. Parent, Purchaser, and the Surviving Corporation, as the case may be, will pay all expenses of each Indemnified Party in advance of the final disposition of any such action or proceeding to the fullest extent permitted by law upon receipt of any undertaking contemplated by
Section 145(e) of the DGCL or Article 2.02-1 of the Texas Act, as applicable. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them and Parent and Purchaser, (ii) Parent shall, and shall cause the Surviving Corporation to, pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, and (iii) Parent shall, and shall cause the Surviving Corporation to, use all reasonable efforts to assist in the vigorous defense of any such matter, provided that none of Parent, Purchaser or the Surviving Corporation shall be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 5.8, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Parent, Purchaser or the Surviving Corporation (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 5.8 except to the extent such failure materially prejudices such party), and shall deliver to the Purchaser and the Surviving Corporation the undertaking contemplated by Section 145(e) of the DGCL or
Article 2.02-1 of the Texas Act. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

          Section 5.9  Additional Agreements.  In case at any time after the
                       ---------------------
Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the merger, the proper officers and directors of each party to this Agreement and their respective subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, Parent.

                                  ARTICLE VI

                                  CONDITIONS

          Section 6.1  Conditions to Each Party's Obligation To Effect the
                       ---------------------------------------------------
Merger.  The respective obligation of each party to effect the Merger shall be
------
subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

                  (a)  Stockholder Approval.  This Agreement shall have been
                       --------------------
duly approved and adopted by the requisite vote of the holders of Company Common Stock, if required by applicable law in order to consummate the Merger;

                  (b)  Statutes; Consents.  No statute, rule, order, decree or
                       ------------------
regulation shall have been enacted or promulgated by any Governmental Entity or authority of competent jurisdiction which prohibits the consummation of the Merger and all foreign or domestic governmental consents, orders and approvals required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and shall be in effect at the Effective Time;

                  (c)  Injunctions.  There shall be no order or injunction of
                       -----------
any Governmental Entity of competent jurisdiction in effect precluding, restraining, enjoining or prohibiting consummation of the Merger; provided,
                                                                  --------
however, that each of the parties hereto shall have used its reasonable best
-------
efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered; and

                  (d)  Purchase of Shares in Offer.  Parent or Purchaser shall
                       ---------------------------
have purchased shares of Company Common Stock pursuant to the Offer, provided that this condition shall be deemed satisfied with respect to Parent and Purchaser if the Purchaser shall have failed to purchase Shares pursuant to the Offer in breach of its obligations under this Agreement.

          Section 6.2  Conditions to Obligations of Parent and Purchaser to
                       ----------------------------------------------------
Effect the Merger.  The obligations of Parent and Purchaser to effect the
-----------------
Merger are subject to the satisfaction of the further condition (which may be waived in whole or in part by Parent) that the Company shall have performed in all material respects all material obligations required to be performed by it under this Agreement on or before the earlier of (i) such time as Parent's or Purchaser's designees shall constitute at least a majority of the Company's Board of Directors pursuant to Section 1.3 of this Agreement and (ii) the Closing Date.

                                  ARTICLE VII

                                  TERMINATION

          Section 7.1  Termination.  Anything herein or elsewhere to the
                       -----------
contrary notwithstanding, this Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof:

                  (a)  By the mutual consent of the Parent and the Company.

                  (b)  By either of the Company or Parent:

                       (i) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided that the party
                          --------
seeking to terminate this Agreement shall have used all reasonable efforts to challenge such order, decree, ruling or other action;

                       (ii) if the Offer shall have expired, terminated or been withdrawn pursuant to its terms without any Shares being purchased therein, provided, however, that the right to terminate this Agreement under this
--------  -------
Section 7.1(b)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or has resulted in, the failure of the Purchaser to purchase Shares in the Offer; or

                       (iii) if the Offer shall not have been consummated on or before September 30, 2000, (the "Outside Date"), provided that a party may not terminate the Agreement pursuant to this Section 7.1(b)(iii) if its failure to perform any of its obligations under this Agreement results in the failure of the Offer to be so consummated by such time, provided, however, that the Outside
                                             --------  -------
Date shall be extended day-by-day for each day during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Offer, provided further, however,
                                                     -------- -------
that the Outside Date shall not be extended past December 31, 2000;

                  (c)  By the Company:

                       (i) if Parent, the Purchaser or any of their affiliates shall have failed to commence the Offer on or prior to seven (7) business days following the date of the initial public announcement of the Offer; provided,
                                                                    --------
that the Company may not terminate this Agreement pursuant to this Section 7.1(c)(i) if the Company is in material breach of this Agreement;

                       (ii) if concurrently it enters into a definitive agreement providing for a Superior Proposal entered into in accordance with
Section 5.2, provided that prior thereto or simultaneously therewith the
             --------
Company has paid the Termination Fee to Parent in accordance with Section 7.3;
or

                       (iii) if the representations and warranties of Parent or Purchaser set forth in this Agreement that are qualified by materiality shall not be true and correct in any respect, or if the representations and warranties of Parent and Purchaser set forth in this Agreement that are not so qualified shall not be true and correct in all material respects, in each case as of the date of this Agreement and as of the Expiration Date as if made on such date, or either Parent or Purchaser shall have breached or failed in any material respect to perform or comply with any material obligation, agreement or covenant required by this Agreement to be performed or complied with by it, which inaccuracy or breach cannot be cured or has not been cured within one business day prior to the Expiration Date, except, in the case of the failure of any representation or warranty, for changes specifically permitted by this Agreement, and for those representations and warranties that address matters only as of a particular date which are true and correct as of such date.

                  (d)  By Parent:

                       (i) if, due to an occurrence that if occurring after the commencement of the Offer would result in a failure to satisfy any of the conditions set forth in

Annex A hereto, Parent, Purchaser, or any of their affiliates shall have failed to commence the Offer on or prior to seven (7) business days following the date of the initial public announcement of the Offer; provided, that Parent
                                                          --------
may not terminate this Agreement pursuant to this Section 7.1(d)(i) if Parent is in material breach of this Agreement;

                       (ii) if (i) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified, or proposed publicly to withdraw or modify, in a manner adverse to Parent its approval or recommendation of the Transactions, or failed to reconfirm its recommendation within four (4) business days after a written request to do so, or approved or recommended, or proposed publicly to approve or recommend, any Takeover Proposal, or (ii) the Board of Directors of the Company or any committee thereof shall have resolved to take any of the foregoing actions; or

                       (iii) if the representations and warranties of the Company set forth in this Agreement that are qualified by materiality shall not be true and correct in any respect, or if the representations and warranties of the Company set forth in this Agreement that are not so qualified shall not be true and correct in all material respects, in each case as of the date of this Agreement and as of the Expiration Date as if made on such date, or the Company shall have breached or failed in any material respect to perform or comply with any material obligation, agreement or covenant required by this Agreement to be performed or complied with by it, which inaccuracy or breach cannot be cured or has not been cured within one business day prior to the Expiration Date, except, in the case of the failure of any representation or warranty, for changes specifically permitted by this Agreement, and for those representations and warranties that address matters only as of a particular date which are true and correct as of such date.

          Section 7.2  Effect of Termination.  In the event of the termination
                       ---------------------
of this Agreement as provided in Section 7.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement (other than Sections 7.2, 7.3, 8.4, 8.6, 8.7, 8.8 and 8.9 hereof) shall forthwith become null and void, and there shall be no liability on the part of the Parent or the Company, except as provided in Section 7.3.

          Section 7.3  Termination Fee; Expenses.  Except as provided in this
                       -------------------------
Section 7.3, all fees and expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such fees and expenses. In the event that (A) a Takeover Proposal shall have been made known to the Company or shall have been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal and thereafter this Agreement is terminated by the Company either (I) pursuant to Section 7.1(b)(iii) hereof or, (II) if the Offer has remained open for at least 20 business days and the Minimum Condition has not been satisfied (and none of the events described in paragraphs (a), (b), (d) and (e) of Annex A shall have occurred so as to result in a condition to the Offer not being satisfied), pursuant to Section 7.1(b)(ii) hereof, and in the case of either clause (I) or (II) such Takeover Proposal is consummated within one (1) year of such termination or (B) this Agreement (i) is terminated by Parent pursuant to Section 7.1(d)(ii), or (ii) is terminated by the Company pursuant to
Section 7.1(c)(ii), then the Company shall pay to Parent (in the case of a termination pursuant to Section 7.1(c)(ii), prior to or simultaneously with such termination, or in the case of a termination pursuant to Section 7.1(d)(ii), not later than one (1) business day after such termination, or in the case of a termination pursuant to Section 7.1(b)(ii) or 7.1(b)(iii), upon the consummation of such Takeover Proposal) a termination fee equal to $10 million in cash and shall reimburse Parent's out-of-pocket expenses, including attorneys' fees, related to this Agreement and the transactions contemplated hereby. The fee arrangement contemplated hereby is the sole remedy hereunder and shall be paid pursuant to this Section 7.3 regardless of any alleged breach, other than a willful or intentional breach, by Parent of its obligations hereunder, provided that no payment made by the Company pursuant to this Section
7.3 shall operate or be construed as a waiver by the Company of any breach of this Agreement by Parent or Purchaser or of any rights of the Company in respect thereof.

                                 ARTICLE VIII

                                 MISCELLANEOUS

          Section 8.1  Amendment and Modification.  Subject to applicable law,
                       --------------------------
this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that no amendment, modification or supplement of this
--------  -------
Agreement shall be made which adversely effects such holders after the consummation of the Offer or requires by law or the organizational documents of the Company the further approval of the stockholders, unless approved by the Independent Directors.

          Section 8.2  Extension; Waiver.  At any time prior to the Effective
                       -----------------
Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of
Section 8.1, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

          Section 8.3  Nonsurvival of Representations and Warranties.  None of
                       ---------------------------------------------
the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

          Section 8.4  Notices.  All notices and other communications hereunder
                       -------
shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

              (a)   if to Parent or Purchaser, to:

                    Berkshire Hathaway Inc.
                    1440 Kiewit Plaza
                    Omaha, Nebraska 68131
                    Attention: Marc D. Hamburg
                    Telephone No.:  402-346-1400
                    Telecopier No.: 402-346-3375

                    with a copy to:

                    Munger, Tolles & Olson LLP
                    355 South Grand Avenue, Suite 3500
                    Los Angeles, California  90071-1560
                    Attention:  Robert E. Denham, Esq.
                    Telephone No.:  (213) 683-9100
                    Telecopier No.: (213) 687-3702

              (b)   if to the Company, to:

                    Justin Industries, Inc.
                    2821 West 7th Street
                    Fort Worth, Texas 76107
                    Attention: Richard Savitz
                    Telephone No.:  817-336-5125
                    Telecopier No.: 817-390-2477

                    with a copy to:

                    Kelly, Hart & Hallman
                    201 Main Street, Suite 2500
                    Fort Worth, Texas  76102
                    Attention: Dee J. Kelly and Thomas Briggs
                    Telephone No.:  (817) 332-2500
                    Telecopier No.: (817) 878-9280

          Section 8.5  Counterparts.  This Agreement may be executed in two or
                       ------------
more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          Section 8.6  Entire Agreement; Third Party Beneficiaries.  This
                       -------------------------------------------
Agreement (including the documents and the instruments referred to herein): (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Sections 2.4, 5.7 and 5.8 is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          Section 8.7  Severability.  If any term, provision, covenant or
                       ------------
restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          Section 8.8  Governing Law.  This Agreement shall be governed and
                       -------------
construed in accordance with the laws of the State of Texas without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

          Section 8.9  Assignment.  Neither this Agreement nor any of the
                       ----------
rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that the Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned subsidiary of Parent. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          Section 8.10  Headings.  The descriptive headings used herein are
                        --------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. "Include," "includes," and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import.

          Section 8.11  Enforcement.  The parties agree that irreparable
                        -----------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the State of Texas or of the United States located in the State of Texas in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, and each party will not attempt to deny or defeat personal jurisdiction or venue in any such court by motion or other request for leave from any such court.

          IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                         Berkshire Hathaway Inc.

                         By:__________________________________________
                            Name:
                            Title:

                         J Acquisition Corp.

                         By:__________________________________________
                            Name:
                            Title:

                         Justin Industries, Inc.

                         By:__________________________________________
                            Name:
                            Title:

                                                                         ANNEX A
                                                                         -------

                            CONDITIONS TO THE OFFER
                            -----------------------

          Notwithstanding any other provision of the Offer (subject to the provisions of the Agreement), Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, and may terminate the Offer and not accept for payment any tendered shares if (i) there shall not have been validly tendered and not withdrawn prior to the expiration of the Offer such number of Shares (and associated Rights) which would constitute at least sixty-seven percent (67%) of the Shares outstanding on a fully diluted basis on the date of purchase (on a "fully diluted basis" meaning the number of Shares outstanding, together with the Shares which the Company may be required to issue pursuant to options or obligations outstanding at that date and which do not terminate upon consummation of the Offer under employee stock or similar benefit plans or otherwise, whether or not vested or then exercisable), when aggregated with any Shares owned by Parent, Purchaser or an affiliate of Parent or Purchaser (the "Minimum Condition"), (ii) any applicable waiting period under the HSR Act has not expired or terminated prior to the expiration of the Offer, or (iii) at any time on or after the date of the Agreement, and before the time of acceptance of Shares for payment pursuant to the Offer, any of the following events shall occur and be continuing:

                  (a) there shall be any statute, rule, regulation, judgment, order or injunction promulgated, entered, enforced, enacted, issued or applicable to the Offer or the Merger by any domestic or foreign federal or state governmental regulatory or administrative agency or authority or court or legislative body or commission which (1) prohibits, or imposes any material limitations on, Parent's, Purchaser's, or the Company's ownership or operation of all or a material portion of the Company's and its subsidiaries' businesses and assets taken as a whole, (2) prohibits, or makes illegal the acceptance for payment, payment for or purchase of Shares or the consummation of the Offer or the Merger, (3) renders Purchaser unable to accept for payment, pay for or purchase some or all of the Shares, or (4) imposes material limitations on the ability of Purchaser or Parent effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders, provided that Parent shall have used all reasonable efforts to cause any such
--------
judgment, order or injunction to be vacated or lifted;

                  (b) there shall be any action or proceeding instituted and pending by any domestic or foreign federal or state governmental regulatory or administrative agency or authority which (1) seeks to prohibit, or impose any material limitation on, Parent's, Purchaser's, or the Company's ownership or operation of all or a material portion of the Company's and its subsidiaries' businesses and assets taken as a whole, (2) seeks to prohibit or make illegal the acceptance for payment, payment for or purchase of Shares or the consummation of the Offer or the Merger, (3) is reasonably likely to result in a material delay in or seeks to restrict the ability of Purchaser, or render Purchaser unable to accept for payment, pay for or purchase some or all of the Shares, or (4) seeks to impose material limitations on the ability of Purchaser or Parent effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders; provided that Parent shall have used all reasonable efforts to
              --------
cause any such action or proceeding to be dismissed;

                  (c) the representations and warranties of the Company set forth in the Agreement that are qualified by materiality shall not be true and correct in any respect, or the representations and warranties of the Company set forth in this Agreement that are not so qualified shall not be true and correct in any material respect, in either case, as of the date of consummation of the Offer as though made on or as of such date, or the Company shall have breached or failed in any material respect to perform or comply with any material obligation, agreement or covenant required by the Agreement to be performed or complied with by it (including without limitation if the Company shall have entered into any definitive agreement or any agreement in principle with any person with respect to a Takeover Proposal or similar business combination with the Company in violation of Section 5.2), except, in the case of the failure of any representation or warranty, for changes specifically permitted by the Agreement, and for those representations and warranties that address matters only as of a particular date which are true and correct as of such date;

                  (d) (1) any general suspension of trading in securities on any national securities exchange or in the over-the-counter market, (2) the declaration of a banking moratorium or any suspension of payments in respect of banks by a United States Governmental Entity, or (3) any mandatory limitation by a United States Governmental Entity that materially and adversely effects the extension of credit by banks or other financial institutions; or

                  (e) the Agreement shall have been terminated in accordance with its terms;

which in the reasonable judgment of Parent or Purchaser, in any such case, and regardless of the circumstances giving rise to such condition, makes it inadvisable to proceed with the Offer or with such acceptance for payment or payments.

          The foregoing conditions are for the sole benefit of Purchaser and Parent and may be asserted by either of them or may be waived by Parent or Purchaser, in whole or in part at any time and from time to time in the sole discretion of Parent or Purchaser.

                                   EXHIBIT A

                            STOCKHOLDERS AGREEMENT

          This STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of June 19, 2000, is made and entered into among Berkshire Hathaway Inc., a Delaware corporation ("Parent"), J Acquisition Corp., a Texas corporation and wholly owned subsidiary of Parent ("Purchaser"), and each party listed under the heading "STOCKHOLDER" on the signature page hereof (each a "Stockholder" and collectively, the "Stockholders");

                             W I T N E S S E T H:


          WHEREAS, as of the date hereof, each Stockholder owns beneficially and of record the number of shares of common stock, par value $2.50 per share ("Company Common Stock"), of Justin Industries, Inc., a Texas corporation (the "Company"), and the number of shares of Series Two Convertible Voting Preferred Stock, par value $2.50 per share of the Company ("Company Preferred Stock" and together with the Company Common Stock, the "Company Stock"), set forth opposite the Stockholder's name on Exhibit A hereto (the total number of shares of Company Stock owned by the Stockholder, and any other Company Stock or any stock option that the Stockholder acquires, whether by means of purchase, dividend, distribution, or otherwise, prior to the termination of this Agreement, being collectively referred to as the "Shares");

          WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Parent, and Purchaser are entering into an Agreement and Plan of Merger (the "Merger Agreement," which term shall not include any amendment to such Agreement that decreases the Offer Price or changes the form of consideration payable in the Offer, unless Stockholder consents to the inclusion of such amendment in such term), of even date herewith, which (upon the terms and subject to the conditions set forth therein) provides for, among other things, a tender offer (the "Offer") by Purchaser for the Company Common Stock and the subsequent merger of Purchaser with and into the Company (the "Merger"); and

          WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Purchaser have requested each Stockholder to agree, and in order to induce Parent and Purchaser to enter into the Merger Agreement each Stockholder has agreed, to enter into this Agreement.

          NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants, and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I

                 STOCKHOLDERS' REPRESENTATIONS AND WARRANTIES

          Each Stockholder hereby jointly and severally represents and warrants to Parent and Purchaser as follows:

          Section 1.1 Due Organization and Authorization. Stockholder, if it is a trust, is duly organized and validly existing under the laws of the jurisdiction in which it is formed. Stockholder possesses the requisite power and authority to execute, deliver, and perform this Agreement, to appoint Purchaser and Parent (or any nominee thereof) as its Proxy (as defined below), and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement, the appointment of Purchaser and Parent (or any nominee thereof) as Stockholder's Proxy, and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action of Stockholder. This Agreement has been duly executed and delivered by or on behalf of Stockholder and constitutes a legal, valid, and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms. There is no beneficial owner of any of the Shares or other beneficiary or holder of any other interest in any of the Shares whose consent is required for the execution and delivery of this Agreement or for the consummation by Stockholder of the transactions contemplated hereby.

          Section 1.2 No Conflicts; Required Filings and Consents. (a) The execution and delivery of this Agreement by Stockholder do not, and the performance of this Agreement by Stockholder will not, (i) conflict with or violate the trust instrument of Stockholder if it is a trust, (ii) conflict with or violate any law applicable to Stockholder or by which Stockholder or any of Stockholder's assets is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, acceleration, or cancellation of, or result in the creation of a lien or encumbrance on any assets of Stockholder, including, without limitation, the Shares, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which Stockholder is a party or by which Stockholder or any of Stockholder's assets is bound or affected.

          (b) The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, other than
(i) filings under the HSR Act and any similar foreign requirements, and (ii) any necessary filing under the Securities Exchange Act of 1934, as amended.

          Section 1.3 Title to Shares. Stockholder is the sole record and beneficial owner of the shares of Company Stock set forth opposite Stockholder's name on Exhibit A hereto, free and clear of any pledge, lien, security interest, mortgage, claim, proxy, voting restriction or other voting trust, agreement, understanding, or arrangement of any kind, right of first refusal or other limitation on disposition, adverse claim of ownership, or other encumbrance of any kind, other than restrictions imposed by securities laws or pursuant to this Agreement or the Merger Agreement. As of the date hereof, Stockholder does not own beneficially or of record any other Shares. The shares of Company Preferred Stock shown on Exhibit A constitute all of the issued and outstanding shares of Company Preferred Stock.

          Section 1.4 Information for Offer Documents and Proxy Statement. None of the information relating to Stockholder and its affiliates provided by or on behalf of Stockholder or its affiliates specifically for inclusion in the Schedule TO, Schedule 14D-9, Offer Documents, or Proxy Statement will, at the respective times the Schedule TO, Schedule 14D-9, Offer Documents, and Proxy Statement are filed with the SEC or are first published, sent or given to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE II

                            STOCKHOLDERS' COVENANTS

          Each Stockholder hereby jointly and severally covenants to Parent and Purchaser as follows:

          Section 2.1 Voting of Shares. Stockholder hereby agrees that from the date hereof until the termination of the Agreement pursuant to Section 4.2 (the "Term"), at any meeting of the stockholders of the Company however called and in any action by written consent of the stockholders of the Company, Stockholder shall vote its Shares (i) in favor of the Merger and the Merger Agreement, (ii) against any Takeover Proposal (as defined in the Merger Agreement) and against any proposal for action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which is reasonably likely to result in any of the Company's obligations under the Merger Agreement not being fulfilled, any change in the directors of the Company (except as contemplated by the Merger Agreement), any change in the present capitalization of the Company or any amendment to the Company's corporate structure or business, or any other action which could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by this Agreement or the Merger Agreement or the likelihood of such transactions being consummated and (iii) in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement which is considered at any such meeting of shareholders or in such consent, and in connection therewith to execute any documents which are necessary or appropriate in order to effectuate the foregoing, including the ability for Purchaser or its nominee(s) to vote the Shares directly.

          Section 2.2 Proxy. Stockholder hereby revokes all prior proxies or powers of attorney with respect to any of its Shares. During the Term, Stockholder hereby constitutes and appoints Parent and Purchaser, or any nominee designated by Parent and Purchaser, with full power of substitution and resubstitution at any time during the Term, as its true and lawful attorney and proxy ("Proxy"), for and in its name, place, and stead, to demand that the Secretary of the Company call a special meeting of the stockholders of the Company for the purpose of considering any matter referred to in Section 2.1 and to vote each Share held by Stockholder as its Proxy in respect of any such matter, at every annual, special, adjourned, or postponed meeting of the stockholders of the Company, including the right to sign its name (as stockholder) to any consent, certificate, or other document relating to the Company that the law of the State of Texas might permit or require. THE FOREGOING PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE AND COUPLED WITH AN INTEREST THROUGHOUT THE TERM. Stockholder will take such further action and execute such other documents as may be necessary to effectuate the intent of this Section 2.2.

          Section 2.3 Conversion. Provided that all conditions to the Offer have been satisfied or waived by Parent and Purchaser, Stockholder hereby agrees to take such actions as are required to convert all shares of Company Preferred Stock owned by Stockholder into Company Common Stock immediately prior to the Expiration Date of the Offer.

          Section 2.4 Tender. Stockholder hereby agrees to tender in the Offer, prior to the Expiration Date, all Shares of Company Common Stock (including all such Shares acquired upon conversion of Company Preferred Stock) owned beneficially and of record by it. Stockholder hereby acknowledges and agrees that Parent's and Purchaser's obligation to accept for payment and pay for such Shares in the Offer is subject to the terms and conditions set forth in Annex A to the Merger Agreement. Without the consent of Stockholder, Purchaser will not purchase any such Shares tendered by Stockholder unless the Minimum Condition has been satisfied and not waived by Purchaser and Parent.

          Section 2.5 Restrictions on Transfer, Proxies and Non-Interference. Stockholder hereby agrees, while this Agreement is in effect, and except as contemplated hereby, not to (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Shares, (ii) grant any proxies, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares, or (iii) take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling Stockholder from performing Stockholder's obligations under this Agreement.

          Section 2.6 Disclosure. Stockholder hereby authorizes Parent and Purchaser to publish and disclose in the Offer Documents and, if approval of the Company's stockholders is required under applicable law, the Proxy Statement (including all documents and schedules filed with the SEC), its identity, its ownership of Company Securities, and the nature of its commitments, arrangements, and understandings under this Agreement.

          Section 2.7 No Solicitation. Stockholder covenants and agrees that, during the Term, it shall not, directly or indirectly, solicit, initiate, knowingly encourage, or take any other action designed to facilitate any inquiries or the making of any proposal from any person (other than from Parent or Purchaser) relating to (i) any acquisition of any Shares or (ii) any transaction that constitutes a Takeover Proposal. Stockholder further covenants and agrees that, during the Term, it shall not participate in any discussions or negotiations (except with Parent or Purchaser) regarding, or furnish to any person (other than Parent or Purchaser) any information with respect to, or otherwise cooperate in any way with, or assist or participate in or facilitate or encourage, any effort or attempt by any person (other than Parent and Purchaser) to make, any transaction that may constitute a Takeover Proposal. Stockholder immediately shall cease and cause to be terminated all existing discussions or negotiations of Stockholder and its agents, or other representatives with any person (other than Parent and Purchaser) with respect to any of the foregoing. Stockholder shall notify Parent and Purchaser promptly of any such proposal or offer, or any inquiry or contact with any person with respect thereto, of which it becomes aware and shall, in any such notice to Parent and Purchaser, indicate in reasonable detail the identity of the person making such proposal, offer, inquiry, or contact and the material terms and conditions of such proposal, offer, inquiry, or contact. Notwithstanding any provision of this Section to the contrary, Stockholder may, and if any agent, or representative of Stockholder is a member of the Board of Directors of the Company, such member of the Board of Directors of the Company may, in his or her capacity as such director, take such actions, if any, as are permitted by Section 5.2 of the Merger Agreement.

                                  ARTICLE III

                           COMPANY SECURITIES OPTION

          Section 3.1 Grant of Option. In order to induce Parent and Purchaser to enter into the Merger Agreement, each Stockholder hereby grants to Parent and Purchaser an irrevocable option (the "Company Securities Option") to purchase the Stockholder's Shares at a price per Share (the "Offer Price") equal to $22.00 in cash or any higher price paid or to be paid by Parent or Purchaser pursuant to the Offer or the Merger or prior to the termination of this Agreement pursuant to Section 4.2 below, but excluding any price paid to any shareholder who exercises dissenters' rights in connection with the Merger. The Company Securities Option shall be exercisable pursuant to the terms of Section
3.2 below.

          Section 3.2 Exercise of Company Securities Option. The Company Securities Option (i) shall become exercisable, in whole but not in part, for all Shares subject thereto (less any such Shares which Purchaser has accepted for payment or paid for in the Offer) at the close of business upon the Expiration Date (or, if for any reason later, immediately after the expiration of the period, including any extensions thereof, during which shares of Company Common Stock tendered pursuant to the Offer may by the terms of the Offer be accepted or rejected) or, if later, the date on which (x) all waiting periods under the HSR Act or other applicable law shall have expired or been waived and
(y) there shall not be in effect any preliminary or final injunction or other order issued by any court or governmental, administrative, or regulatory agency or authority prohibiting the exercise of the Company Securities Option pursuant to this Agreement, if, but only if, (I) the number of shares of Company Common Stock tendered in the Offer, when added to the number of Shares not tendered, if any, that are subject to the Company Securities Options, will satisfy the Minimum Condition, (II) if the number of shares of Company Common Stock tendered in the Offer is not sufficient to cause the Minimum Condition to be satisfied, Parent and Purchaser shall have waived the Minimum Condition, and (III) Purchaser has accepted for payment all shares of Company Common Stock tendered and not withdrawn in the Offer, and (ii) shall remain exercisable for a period of fifteen (15) days after the first such date on which the Company Securities Option becomes exercisable pursuant to clause (i) of this sentence. If the Company Securities Option does not become exercisable under this Section 3.2 due to (a) the termination or withdrawal of the Offer prior to the Expiration Date (or the later date specified in the second parenthetical of this Section 3.2), or (b) the failure of Purchaser to accept for payment all shares of Company Common Stock tendered and not withdrawn in the Offer, it shall be deemed to have expired. In the event that Parent or Purchaser wishes to exercise the Company Securities Option, Parent or Purchaser, prior to the expiration thereof, shall send a written notice to Stockholder identifying the place for the closing of such purchase at least two (2) business days prior to such closing.

          Section 3.3 Subsequent Sale. If, prior to the earlier of (i) the Effective Time and (ii) the date which is eighteen (18) months after the exercise of the Company Securities Option by Parent or Purchaser, Parent or Purchaser sells any or all of the Shares purchased from Stockholder to an unaffiliated third party (a "Subsequent Sale") at a per share price in excess of the Offer Price (the "Subsequent Sale Price"), then Parent or Purchaser will pay to Stockholder, within five (5) days of receipt of payment by Parent or Purchaser for such Shares, an amount equal to the excess of the Subsequent Sale Price over the Offer Price multiplied by the number of shares sold in the Subsequent Sale.

                                  ARTICLE IV

                                 MISCELLANEOUS

          Section 4.1 Definitions. Terms used but not otherwise defined in this Agreement, have the meanings assigned to such terms in the Merger Agreement.

          Section 4.2 Termination. This Agreement shall terminate and be of no further force and effect (i) by the written mutual consent of the parties hereto or (ii) automatically and without any required action of the parties hereto upon the earlier to occur of (A) the Effective Time or (B) the closing of the exercise of the Company Securities Option or the expiration of the Company Securities Option, whichever occurs earlier. The termination of this Agreement shall not relieve any party hereto from any liability for any breach of this Agreement prior to termination.

          Section 4.3 Non-Survival. The representations and warrants made herein shall terminate upon Stockholder's sale of its Shares to the Purchaser in the Offer or pursuant to Section 3.2.

          Section 4.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon hand delivery, (ii) upon confirmation of receipt of facsimile transmission, (iii) upon confirmed delivery by a standard overnight courier, or (iv) after five (5) business days if sent by registered or certified mail, postage prepaid, return receipt requested, to the following address or to such other address that a party hereto might later specify by like notice:

          (a)  If to Parent or Purchaser, to:

               Berkshire Hathaway Inc.
               1440 Kiewit Plaza
               Omaha, Nebraska 68131
               Attention:  Marc D. Hamburg

               Telecopy:  402-346-3375

               with copies to:

               Munger, Tolles & Olson LLP
               355 South Grand Avenue, 35th Floor
               Los Angeles, California  90071-1560
               Attention: Robert E. Denham
               Telecopy: (213) 687-3702

          (b)  If to Stockholders, to:

               Mr. John S. Justin, Jr.
               c/o Justin Industries, Inc.
               2821 West 7th Street
               Fort Worth, Texas 76107
               Telecopy:  817-390-2477

               with copies to:

               Kelly Hart & Hallman
               201 Main Street, Suite 2500
               Fort Worth, Texas 76102
               Attention:  Dee J. Kelly and F. Richard Bernasek
               Telecopy:  (817) 878-9280

          Section 4.5 Severability. In the event that any provision in this Agreement is held invalid, illegal, or unenforceable in a jurisdiction, such provision shall be modified or deleted as to the jurisdiction involved but only to the extent necessary to render the same valid, legal, and enforceable. The validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality, or enforceability of such provision be affected thereby in any other jurisdiction.

          Section 4.6 Entire Agreement. This Agreement and the Merger Agreement, as it may be amended from time to time, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect thereto.

          Section 4.7 Assignment. No party may assign or delegate this Agreement or any right, interest, or obligation hereunder, provided that Parent or Purchaser, in its sole discretion, may assign or delegate its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of Parent; provided that any such assignment or delegation shall not relieve Parent or Purchaser from liability hereunder.

          Section 4.8 No Third-Party Beneficiaries. This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by only the parties hereto, their respective successors, and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person, other than the parties hereto, their respective successors, and permitted assigns, any rights, remedies, obligations, or liabilities of any nature whatsoever.

          Section 4.9 Waiver of Appraisal Rights. Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger.

          Section 4.10 Further Assurance. Each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

          Section 4.11 Certain Events. Stockholder agrees that this Agreement and the obligations hereunder shall attach to Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement.

          Section 4.12 No Waiver. The failure of any party hereto to exercise any right, power, or remedy provided under this Agreement or otherwise available at law or in equity, the failure of any party hereto to insist upon compliance by any other party hereto with its obligations hereunder, or the existence of any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power, or remedy or to demand such compliance.

          Section 4.13 Specific Performance. The parties hereto acknowledge that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or otherwise breached. Accordingly, the parties agree that an aggrieved party shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law, or in equity.

          Section 4.14 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without effect to provisions thereof relating to conflicts of law.

          Section 4.15 Headings. The descriptive headings in this Agreement were included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          Section 4.16 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed in a manner sufficient to bind them as of the date first written above.

          Berkshire Hathaway Inc.

          By:   ______________________________________
          Its:  ______________________________________


          J Acquisition Corp.

          By:   ______________________________________
          Its:  ______________________________________



          Stockholders


          By:   ______________________________________
                 John S. Justin, Jr.


          John and Jane Justin Charitable Remainder Unitrust under Agreement dated June 20, 1998


          By:   ______________________________________
                 John S. Justin, Jr., Trustee


          John S. Justin Jr. Charitable Remainder Trust under
          Agreement dated October 12, 1992


          By:   ______________________________________
                 John S. Justin, Jr., Trustee

          By:   ______________________________________
                 James T. Dickenson, Trustee


Exhibit A
Name                                                           No. of Shares
----                                                           -------------
                                            Company Common Stock         Company Preferred Stock
                                            --------------------         ------------------------

John S. Justin, Jr.                                  49,812                       100

John and Jane Justin Charitable                   4,655,067                       -0-
 Remainder Unitrust under Agreement
 dated June 20, 1998

John S. Justin Jr. Charitable                       399,901                       -0-
 Remainder Trust under Agreement
 dated October 12, 1992

                                      47